Exhibit 99.1

Stifel Reports Third Quarter 2023 Results

ST. LOUIS, MO, October 25, 2023 – Stifel Financial Corp. (NYSE: SF) today reported net revenues of $1.0 billion for the three months ended September 30, 2023, compared with $1.0 billion a year ago. Net income available to common shareholders was $58.8 million, or $0.52 per diluted common share, compared with $141.8 million, or $1.21 per diluted common share for the third quarter of 2022. Non-GAAP net income available to common shareholders was $67.4 million, or $0.60 per diluted common share for the third quarter of 2023.

Ronald J. Kruszewski, Chairman and Chief Executive Officer, said “Stifel generated a solid quarter despite challenging market conditions. Our bottom line was impacted by non-recurring legal accruals, primarily associated with an industry-wide SEC review of off-channel communications that totaled $0.58 per diluted common share, after tax. Excluding the impact of these charges, our results are consistent with those in the sequential and year-ago quarters. Although the near-term environment remains uncertain, we remain well positioned to generate stable returns and strong growth as the market improves.”

Highlights

•	The Company reported net revenues of $1.0 billion as our business navigated an environment that remains challenging.

•	Non-GAAP net income available to common shareholders of $0.60 per diluted common share was negatively impacted by elevated provisions for legal and regulatory matters of $0.58 per diluted common share (after-tax).

•	Net interest income up $40.2 million, or 17%, over the year-ago quarter.

•	Recruited 36 financial advisors during the quarter, including 24 experienced employee advisors.

•	Non-GAAP pre-tax margin of 12% was negatively impacted by elevated provisions for legal and regulatory matters.

•	Annualized return on tangible common equity (ROTCE) (5) of 9%.

•	Tangible book value per common share (7) of $30.06, up 2% from prior year.

•	The Board of Directors approved an increase to the Company’s share repurchase program of an additional 10.0 million shares, bringing the authorized share repurchase amount to 14.2 million shares.

Financial Summary (Unaudited)
(000s)	3Q 2023	3Q 2022	9m 2023	9m 2022
GAAP Financial Highlights:
Net revenues	$1,045,051	$1,045,139	$3,202,565	$3,269,792
Net income (1)	$58,840	$141,849	$332,091	$457,573
Diluted EPS (1)	$0.52	$1.21	$2.91	$3.89
Comp. ratio	58.7%	58.5%	58.7%	59.3%
Non-comp. ratio	30.8%	21.8%	25.7%	20.8%
Pre-tax margin	10.5%	19.7%	15.6%	19.9%
Non-GAAP Financial Highlights:
Net revenues	$1,045,028	$1,045,133	$3,202,539	$3,269,847
Net income (1) (2)	$67,413	$150,756	$364,937	$490,196
Diluted EPS (1) (2)	$0.60	$1.29	$3.20	$4.17
Comp. ratio (2)	58.0%	58.0%	58.0%	58.5%
Non-comp. ratio (2)	30.2%	21.2%	24.9%	20.2%
Pre-tax margin (3)	11.8%	20.8%	17.1%	21.3%
ROCE (4)	5.8%	13.3%	10.4%	14.7%
ROTCE (5)	8.5%	19.2%	15.1%	21.5%
Global Wealth Management (assets and loans in millions)
Net revenues	$768,558	$701,820	$2,283,934	$2,081,525
Pre-tax net income	$298,449	$279,935	$914,462	$750,500
Total client assets	$412,458	$364,824
Fee-based client assets	$150,982	$135,521
Bank loans (6)	$20,435	$20,911
Institutional Group
Net revenues	$256,888	$339,408	$867,025	$1,182,135
Equity	$144,764	$223,147	$508,371	$715,474
Fixed Income	$112,124	$116,261	$358,654	$466,661
Pre-tax net income/ (loss)	($27,804)	$40,000	($5,671)	$209,620

Media Contact: Neil Shapiro (212) 271-3447 | Investor Contact: Joel Jeffrey (212) 271- 3610 | www.stifel.com/investor-relations

Global Wealth Management

Global Wealth Management reported record net revenues of $768.6 million for the three months ended September 30, 2023 compared with $701.8 million during the third quarter of 2022. Pre-tax net income was $298.4 million compared with $279.9 million in the third quarter of 2022.

Highlights

•	Recruited 36 financial advisors during the quarter, including 24 experienced employee advisors with total trailing 12 month production of $24 million.

•	Client assets of $412.5 billion, up 13% over the year-ago quarter.

•	Fee-based client assets of $151.0 billion, up 11% over the year-ago quarter.

Net revenues increased 10% from a year ago:

•	Transactional revenues increased 6% from the year-ago quarter reflecting an increase in client activity.

•	Asset management revenues increased 11% from the year-ago quarter primarily due to higher asset values.

•	Net interest income increased 11% over the year-ago quarter primarily driven by higher interest rates.

Total Expenses:

•	Compensation expense as a percent of net revenues increased to 46.8% primarily as a result of higher compensable revenues.

•	Provision for credit losses was primarily impacted by a deterioration in certain asset classes, partially offset by a slightly better macroeconomic forecast.

•	Non-compensation operating expenses as a percent of net revenues increased to 14.4% primarily as a result of an increase in the provision for credit losses over the year-ago quarter, partially offset by revenue growth.

Summary Results of Operations
(000s)	3Q 2023	3Q 2022
Net revenues	$768,558	$701,820
Transactional revenues	165,547	156,565
Asset management	333,088	300,540
Net interest income	269,431	242,194
Investment banking	3,895	4,498
Other income	(3,403)	(1,977)
Total expenses	$470,109	$421,885
Compensation expense	359,325	326,116
Provision for credit losses	9,992	6,453
Non-comp. opex	100,792	89,316
Pre-tax net income	$298,449	$279,935
Compensation ratio	46.8%	46.5%
Non-compensation ratio	14.4%	13.6%
Pre-tax margin	38.8%	39.9%

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Institutional Group

Institutional Group reported net revenues of $256.9 million for the three months ended September 30, 2023 compared with $339.4 million during the third quarter of 2022. Institutional Group reported pre-tax net loss of $27.8 million for the three months ended September 30, 2023 compared with pre-tax net income of $40.0 million in the third quarter of 2022.

Highlights

Investment banking revenues decreased 34% from a year ago:

•	Advisory revenues of $97.3 million decreased 42% from the year-ago quarter driven by lower levels of completed advisory transactions.

•	Equity capital raising revenues decreased 12% over the year-ago quarter driven by lower volumes.

•	Fixed income capital raising revenues decreased 8% over the year-ago quarter as macroeconomic conditions contributed to lower municipal bond and debt issuances.

Fixed income transactional revenues decreased 9% from a year ago:

•	Fixed income transactional revenues decreased from the year-ago quarter driven by declines across most products as a result of lower volumes and lower market volatility compared with elevated levels in the prior year period, partially offset by higher trading gains.

Equity transactional revenues increased 1% from a year ago:

•	Equity transactional revenues increased from the year-ago quarter driven by an increase in equities trading commissions, partially offset by lower trading gains.

Total Expenses:

•	Compensation expense as a percent of net revenues increased to 75.0% primarily as a result of lower net revenues, partially offset by lower discretionary compensation.

•	Non-compensation operating expenses as a percent of net revenues increased to 35.8% as a result of lower net revenues, higher travel-related expenses, occupancy costs, and professional fees, as well as continued investments in technology, partially offset by lower investment banking transaction expenses.

Summary Results of Operations
(000s)	3Q 2023	3Q 2022
Net revenues	$256,888	$339,408
Investment banking	142,991	217,361
Advisory	97,272	166,736
Equity capital raising	21,049	23,883
Fixed income capital raising	24,670	26,742
Fixed income transactional	67,439	74,384
Equity transactional	46,930	46,483
Other	(472)	1,180
Total expenses	$284,692	$299,408
Compensation expense	192,638	211,818
Non-comp. opex.	92,054	87,590
Pre-tax net income/(loss)	($27,804)	$40,000
Compensation ratio	75.0%	62.4%
Non-compensation ratio	35.8%	25.8%
Pre-tax margin	(10.8%)	11.8%

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Other Matters

Highlights

•	Total assets increased $265.5 million, or 1%, over the year-ago quarter.

•	The Company repurchased $118.8 million of its outstanding common stock during the third quarter.

•	Weighted average diluted shares outstanding decreased primarily as a result of the increase in share repurchases over the comparable period.

•	The Board of Directors declared a $0.36 quarterly dividend per share payable on September 15, 2023 to common shareholders of record on September 1, 2023.

•	The Board of Directors declared a quarterly dividend on the outstanding shares of the Company’s preferred stock payable on September 15, 2023 to shareholders of record on September 1, 2023.

	3Q 2023	3Q 2022
Common stock repurchases
Repurchases (000s)	$118,810	$0
Number of shares (000s)	1,886	0
Average price	$63.00	NA
Period end shares (000s)	103,120	106,225
Weighted average diluted shares outstanding (000s)	113,195	117,218
Effective tax rate	37.7%	26.5%
Stifel Financial Corp. (8)
Tier 1 common capital ratio	13.9%	14.1%
Tier 1 risk based capital ratio	16.9%	17.0%
Tier 1 leverage capital ratio	10.8%	11.1%
Tier 1 capital (MM)	$3,914	$3,964
Risk weighted assets (MM)	$23,219	$23,300
Average assets (MM)	$36,356	$35,620
Quarter end assets (MM)	$37,878	$37,612
Agency	Rating	Outlook
Fitch Ratings	BBB+	Stable
S&P Global Ratings	BBB-	Positive

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Conference Call Information

Stifel Financial Corp. will host its third quarter 2023 financial results conference call on Wednesday, October 25, 2023, at 9:30 a.m. Eastern Time. The conference call may include forward-looking statements.

All interested parties are invited to listen to Stifel’s Chairman and CEO, Ronald J. Kruszewski, by dialing (866) 409-1555 and referencing conference ID 4717221. A live audio webcast of the call, as well as a presentation highlighting the Company’s results, will be available through the Company’s web site, www.stifel.com. For those who cannot listen to the live broadcast, a replay of the broadcast will be available through the above-referenced web site beginning approximately one hour following the completion of the call.

Company Information

Stifel Financial Corp. (NYSE: SF) is a financial services holding company headquartered in St. Louis, Missouri, that conducts its banking, securities, and financial services business through several wholly owned subsidiaries. Stifel’s broker-dealer clients are served in the United States through Stifel, Nicolaus & Company, Incorporated, including its Eaton Partners and Miller Buckfire business divisions; Keefe, Bruyette & Woods, Inc.; and Stifel Independent Advisors, LLC; in Canada through Stifel Nicolaus Canada Inc.; and in the United Kingdom and Europe through Stifel Nicolaus Europe Limited. The Company’s broker-dealer affiliates provide securities brokerage, investment banking, trading, investment advisory, and related financial services to individual investors, professional money managers, businesses, and municipalities. Stifel Bank and Stifel Bank & Trust offer a full range of consumer and commercial lending solutions. Stifel Trust Company, N.A. and Stifel Trust Company Delaware, N.A. offer trust and related services. To learn more about Stifel, please visit the Company’s website at www.stifel.com. For global disclosures, please visit www.stifel.com/investor-relations/press-releases.

A financial summary follows. Financial, statistical and business-related information, as well as information regarding business and segment trends, is included in the financial supplement. Both the earnings release and the financial supplement are available online in the Investor Relations section at www.stifel.com/investor-relations.

The information provided herein and in the financial supplement, including information provided on the Company’s earnings conference calls, may include certain non-GAAP financial measures. The definition of such measures or reconciliation of such measures to the comparable U.S. GAAP figures are included in this earnings release and the financial supplement, both of which are available online in the Investor Relations section at www.stifel.com/investor-relations.

Cautionary Note Regarding Forward-Looking Statements

This earnings release contains certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements in this earnings release not dealing with historical results are forward-looking and are based on various assumptions. The forward-looking statements in this earnings release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities: the ability to successfully integrate acquired companies or the branch offices and financial advisors; a material adverse change in financial condition; the risk of borrower, depositor, and other customer attrition; a change in general business and economic conditions; changes in the interest rate environment, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation and regulation; other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the companies’ operations, pricing, and services; and other risk factors referred to from time to time in filings made by Stifel Financial Corp. with the Securities and Exchange Commission. For information about the risks and important factors that could affect the Company’s future results, financial condition and liquidity, see “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. Forward-looking statements speak only as to the date they are made. The Company disclaims any intent or obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

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Summary Results of Operations (Unaudited)

	Three Months Ended					Nine Months Ended
(000s, except per share amounts)	9/30/2023	9/30/2022	% Change	6/30/2023	% Change	9/30/2023	9/30/2022	% Change
Revenues:
Commissions	$165,075	$159,054	3.8	$165,358	(0.2)	$499,983	$541,644	(7.7)
Principal transactions	114,841	118,379	(3.0)	105,700	8.6	336,063	403,252	(16.7)
Investment banking	146,887	221,858	(33.8)	166,825	(12.0)	525,591	747,779	(29.7)
Asset management	333,127	300,557	10.8	320,264	4.0	968,960	973,457	(0.5)
Other income	459	852	(46.1)	894	(48.7)	(940)	7,823	(112.0)
Operating revenues	760,389	800,700	(5.0)	759,041	0.2	2,329,657	2,673,955	(12.9)
Interest revenue	505,198	304,195	66.1	482,770	4.6	1,439,532	682,384	111.0
Total revenues	1,265,587	1,104,895	14.5	1,241,811	1.9	3,769,189	3,356,339	12.3
Interest expense	220,536	59,756	269.1	191,090	15.4	566,624	86,547	554.7
Net revenues	1,045,051	1,045,139	(0.0)	1,050,721	(0.5)	3,202,565	3,269,792	(2.1)
Non-interest expenses:
Compensation and benefits	613,287	611,870	0.2	615,667	(0.4)	1,880,144	1,938,270	(3.0)
Non-compensation operating expenses	322,335	227,500	41.7	253,669	27.1	821,724	680,103	20.8
Total non-interest expenses	935,622	839,370	11.5	869,336	7.6	2,701,868	2,618,373	3.2
Income before income taxes	109,429	205,769	(46.8)	181,385	(39.7)	500,697	651,419	(23.1)
Provision for income taxes	41,268	54,600	(24.4)	47,033	(12.3)	140,645	165,885	(15.2)
Net income	68,161	151,169	(54.9)	134,352	(49.3)	360,052	485,534	(25.8)
Preferred dividends	9,321	9,320	0.0	9,320	0.0	27,961	27,961	0.0
Net income available to common shareholders	$58,840	$141,849	(58.5)	$125,032	(52.9)	$332,091	$457,573	(27.4)
Earnings per common share:
Basic	$0.55	$1.30	(57.7)	$1.16	(52.6)	$3.09	$4.20	(26.4)
Diluted	$0.52	$1.21	(57.0)	$1.10	(52.7)	$2.91	$3.89	(25.2)
Cash dividends declared per common share	$0.36	$0.30	20.0	$0.36	0.0	$1.08	$0.90	20.0
Weighted average number of common shares outstanding:
Basic	106,068	108,767	(2.5)	107,944	(1.7)	107,580	109,017	(1.3)
Diluted	113,195	117,218	(3.4)	113,864	(0.6)	114,170	117,649	(3.0)

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Non-GAAP Financial Measures (9)

	Three Months Ended		Nine Months Ended
(000s, except per share amounts)	9/30/2023	9/30/2022	9/30/2023	9/30/2022
GAAP net income	$68,161	$151,169	$360,052	$485,534
Preferred dividend	9,321	9,320	27,961	27,961
Net income available to common shareholders	58,840	141,849	332,091	457,573

Non-GAAP adjustments:
Merger-related (10)	13,771	11,958	46,301	43,602
Provision for income taxes (11)	(5,198)	(3,051)	(13,455)	(10,979)
Total non-GAAP adjustments	8,573	8,907	32,846	32,623
Non-GAAP net income available to common shareholders	$67,413	$150,756	$364,937	$490,196
Weighted average diluted shares outstanding	113,195	117,218	114,170	117,649

GAAP earnings per diluted common share	$0.60	$1.29	$3.15	$4.13
Non-GAAP adjustments	0.08	0.08	0.29	0.28
Non-GAAP earnings per diluted common share	$0.68	$1.37	$3.44	$4.41
GAAP earnings per diluted common share available to common shareholders	$0.52	$1.21	$2.91	$3.89
Non-GAAP adjustments	0.08	0.08	0.29	0.28
Non-GAAP earnings per diluted common share available to common shareholders	$0.60	$1.29	$3.20	$4.17

GAAP to Non-GAAP Reconciliation (9)

	Three Months Ended		Nine Months Ended
(000s)	9/30/2023	9/30/2022	9/30/2023	9/30/2022
GAAP compensation and benefits	$613,287	$611,870	$1,880,144	$1,938,270
As a percentage of net revenues	58.7%	58.5%	58.7%	59.3%
Non-GAAP adjustments:
Merger-related (10)	(7,171)	(6,059)	(22,947)	(24,544)
Non-GAAP compensation and benefits	$606,116	$605,811	$1,857,197	$1,913,726
As a percentage of non-GAAP net revenues	58.0%	58.0%	58.0%	58.5%

GAAP non-compensation expenses	$322,335	$227,500	$821,724	$680,103
As a percentage of net revenues	30.8%	21.8%	25.7%	20.8%
Non-GAAP adjustments:
Merger-related (10)	(6,623)	(5,905)	(23,380)	(19,003)
Non-GAAP non-compensation expenses	$315,712	$221,595	$798,344	$661,100
As a percentage of non-GAAP net revenues	30.2%	21.2%	24.9%	20.2%
Total merger-related expenses	$13,771	$11,958	$46,301	$43,602

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Footnotes

(1)	Represents available to common shareholders.
(2)	Reconciliations of the Company’s GAAP results to these non-GAAP measures are discussed within and under “Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliation.”
(3)

Non-GAAP pre-tax margin is calculated by adding total merger-related expenses (non-GAAP adjustments) and dividing it by non-GAAP net revenues. See “Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliation.”

(4)

Return on average common equity (“ROCE”) is calculated by dividing annualized net income applicable to common shareholders by average common shareholders’ equity or, in the case of non-GAAP ROCE, calculated by dividing non-GAAP net income applicable to commons shareholders by average common shareholders’ equity.

(5)

Return on average tangible common equity (“ROTCE”) is calculated by dividing annualized net income applicable to common shareholders by average tangible shareholders’ equity or, in the case of non-GAAP ROTCE, calculated by dividing non-GAAP net income applicable to common shareholders by average tangible common equity. Tangible common equity, also a non-GAAP financial measure, equals total common shareholders’ equity less goodwill and identifiable intangible assets and the deferred taxes on goodwill and intangible assets. Average deferred taxes on goodwill and intangible assets was $67.4 million and $59.2 million as of September 30, 2023 and 2022, respectively.

(6)	Includes loans held for sale.
(7)

Tangible book value per common share represents shareholders’ equity (excluding preferred stock) divided by period end common shares outstanding. Tangible common shareholders’ equity equals total common shareholders’ equity less goodwill and identifiable intangible assets and the deferred taxes on goodwill and intangible assets.

(8)	Capital ratios are estimates at time of the Company’s earnings release, October 25, 2023.
(9)

The Company prepares its Consolidated Financial Statements using accounting principles generally accepted in the United States (U.S. GAAP). The Company may disclose certain “non-GAAP financial measures” in the course of its earnings releases, earnings conference calls, financial presentations and otherwise. The Securities and Exchange Commission defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial position, or cash flows that is subject to adjustments that effectively exclude, or include, amounts from the most directly comparable measure calculated and presented in accordance with U.S. GAAP. Non-GAAP financial measures disclosed by the Company are provided as additional information to analysts, investors and other stakeholders in order to provide them with greater transparency about, or an alternative method for assessing the Company’s financial condition or operating results. These measures are not in accordance with, or a substitute for U.S. GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies. Whenever the Company refers to a non-GAAP financial measure, it will also define it or present the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP, along with a reconciliation of the differences between the non-GAAP financial measure it references and such comparable U.S. GAAP financial measure.

(10)

Primarily related to charges attributable to integration-related activities, signing bonuses, amortization of restricted stock awards, debentures, and promissory notes issued as retention, additional earn-out expense, and amortization of intangible assets acquired. These costs were directly related to acquisitions of certain businesses and are not representative of the costs of running the Company’s on-going business.

(11)	Primarily represents the Company’s effective tax rate for the period applied to the non-GAAP adjustments.

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